                                   SIGNATURES

ST. CLOUD CAPITAL PARTNERS, LP **

By:    SCGP, LLC
Its:   General Partner

By:    /s/ Marshall S. Geller                     Dated:04/08/2005
       ---------------------------
Name:  Marshall S. Geller
Title: Senior Managing Member

       /s/ Cary Fitchey **                        Dated:04/08/2005
       ---------------------------
       Cary Fitchey

       /s/ Marshall S. Geller                     Dated:04/08/2005
       ---------------------------
       Marshall S. Geller

ST. CLOUD CAPITAL, LLC **

By:    /s/ Cary Fitchey                           Dated:04/08/2005
       ---------------------------
Name:  Cary Fitchey
Title: Managing Member

SCGP, LLC **

By:    /s/ Cary Fitchey                           Dated:04/08/2005
       ---------------------------
Name:  Cary Fitchey
Title: Managing Member

** Signature of Reporting Person